UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

BACTERIN INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-158426	20-5313323
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 388-0480

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On July 30, 2010, Bacterin International Holdings, Inc. (the “Company”) completed the second and final closing of the private placement of its securities initially reported in its Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on June 30, 2010, and further reported in its Current Report on Form 8-K, filed with the SEC on July 7, 2010.  In the second and final closing of this private placement, the Company sold a total of 1,102,500 shares of its common stock and warrants to purchase an aggregate of up to an additional 275,625 shares of its common stock for total gross cash proceeds of $1,764,000 in a private placement to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.  The Company sold each share and warrant for an aggregate price of $1.60 per share pursuant to the terms of a subscription agreement executed and delivered by each investor on or before the closing of the private placement.  Each warrant entitles the holder to purchase one-quarter share of the Company’s common stock at an exercise price of $2.50 per share through July 30, 2015.  The investment in the second closing of this private placement is subject to the same terms as the first closing described in the June 30 and July 7, 2010 Form 8-Ks, and the exhibits to those Form 8-Ks and the descriptions of the exhibits in those Form 8-Ks are incorporated herein by reference.

The placement agents in the private placement, including the lead placement agent, Middlebury Securities, LLC, received an aggregate of $141,120 in cash placement fees and was issued 22,050 shares of the Company’s common stock and warrants to purchase an additional 110,250 shares of the Company’s common stock in connection with the second closing of the private placement.  The warrants have an exercise price of $1.60 per share, have a cashless exercise provision, have registration rights that are the same as those afforded to investors in the private placement and are otherwise identical to the warrants issued to investors in the private placement.

The shares of the Company’s common stock and warrants issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act.  None of the common stock or warrants, or shares of its common stock underlying such warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Following the second closing of the private placement, the Company had 35,744,653 shares of common stock outstanding.   The Company also had outstanding warrants to purchase 6,750,208 shares of its common stock, at exercise prices ranging from $2.08 to $2.60 per share, and outstanding stock options to purchase a total of 4,273,196 shares of its common stock at exercise prices ranging from $0.104 to $2.60.

Item 7.01.   Regulation FD Disclosure.

A copy of the press release announcing the matters described in Item 3.02 above is attached as Exhibit 99.1 and incorporated herein.  The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report on Form 8-K is available on our website located at www.bacterin.com, although we reserve the right to discontinue that availability at any time.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc., dated August 5, 2010, entitled “Bacterin Closes Private Placement with Total Raise of $9.2 Million”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2010	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Guy S. Cook
Guy S. Cook
President and Chief Executive Officer